Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Analytical Surveys, Inc.:

We have audited the accompanying consolidated balance sheets of Analytical Surveys, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Analytical Surveys, Inc. and subsidiaries as of September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in note 1(d) to the consolidated financial statements, the Company changed its method of accounting for goodwill in 2002.

As discussed in Note 16 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheets as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended September 30, 2003 and 2002.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 15 to the consolidated financial statements, the Company has suffered significant operating losses in 2003 and 2002 and does not currently have any external financing in place to fund working capital and debt requirements, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

San Antonio, Texas

December 22, 2003, Except as to Note 16 which is as of May 13, 2004 and except as to paragraphs three and four of Note 17 which are as of June 30, 2004.